UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Proginet Corporation
(Exact name of registrant as specified in its charter)

Delaware	11-3264929
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Garden City Plaza, Garden City, New York  11530
(Address of Principal Executive Offices)            (Zip Code)

2000 STOCK OPTION PLAN OF PROGINET CORPORATION, AS AMENDED SEPTEMBER 26, 2005 AND NOVEMBER 18, 2008
(Full title of the Plan)

Debra A. DiMaria
Chief Financial Officer
Proginet Corporation
200 Garden City Plaza
Garden City, NY 11530
(Name and address of agent for service)
(516) 535-3600
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company”  in Rule 12b-2 of the Exchange Act.

Large accelerated filer ____	Accelerated filer ____
Non-accelerated filer ____	Smaller reporting company X

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CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed
		Offering	Maximum	Amount of
	Amount to be	Price Per	Aggregate	Registration
Title of Securities to be Registered	Registered	Share	Offering Price	Fee
Common Stock, $.001 par value per share, issuable under the 2000 Stock Option Plan of Proginet Corporation	3,000,000(1)	$.70(2)	$2,100,000	$117.18

(1)
Pursuant to Rule 416(c) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the 2000 Stock Option Plan.

(2)
Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low prices of the Common Stock as reported on the OTC Bulletin Board on October 20, 2009, which is within five business days prior to filing.

As permitted by Rule 429 under the Securities Act of 1933, this Registration Statement constitutes a post-effective amendment to the Registrant’s registration statement numbered 333-132944 on Form S-8.

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EXPLANATORY NOTE

A Registration Statement on Form S-8 (Commission File No. 333-71068) was filed by Proginet Corporation (the “Company”) with the Securities and Exchange Commission on October 5, 2001 (the “2001 Registration Statement”), covering the registration of 2,500,000 shares authorized for issuance under the Company’s 1995 Equity Incentive Plan (amended and restated as of December 5, 1995), Independent Directors Stock Option Plan (amended and restated as of February 21, 1995, 1997 Stock Option Plan (amended and restated as of November 14, 2000) and 2000 Stock Option Plan (the “2000 Plan”).   A Registration Statement on Form S-8 (Commission File No. 333-132944) was filed by the Company with the Securities and Exchange Commission on April 3, 2006 (the “2006 Registration Statement”), covering the registration of an additional 500,000 shares authorized for issuance under the 2000 Plan (as amended on September 26, 2005).

On October 9, 2008, the Board of Directors of the Company authorized, subject to stockholder approval, a 3,000,000 increase in the number of shares of the Company’s common stock authorized for award under the 2000 Plan (to a maximum of 3,852,100 shares in the aggregate), an increase in the maximum number of shares of common stock for which options may be granted under the 2000 Plan to an employee in any calendar year from 250,000 to 750,000, and an extension of the term of the 2000 Plan by five years to October 10, 2015.  On November 18, 2008, the Company’s stockholders approved such amendments to the 2000 Plan.  Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register the additional 3,000,000 shares authorized under the Company’s 2000 Stock Option Plan (as amended through November 18, 2008).  The contents of each of the 2001 Registration Statement and the 2006 Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

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PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.  (Filed electronically herewith *)

Exhibits

4.1	2000 Stock Option Plan of Proginet Corporation, as amended (incorporated by reference to Exhibit A of the Company’s Definitive Proxy Statement filed on October 17, 2008)
5.1*	Opinion of Moses & Singer LLP
23.1*	Consent of Moses & Singer LLP (contained in Exhibit 5.1)
23.2*	Consent of BDO Seidman LLP
24.1*	Power of Attorney (included on signature page)

Item 9. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Garden City, New York, on October 23, 2009.

PROGINET CORPORATION

By	/s/ Sandison E. Weil
Sandison E. Weil,
President and CEO

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Sandison E. Weil and Debra A. DiMaria as the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any of all amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, each acting alone, or may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 23, 2009.

SIGNATURE	TITLE	DATE

By: /s/ Allen Wolpert	Chairman of the Board and Director	October 23, 2009
Allen Wolpert

By: /s/ Sandison E. Weil	Director, President and CEO	October 23, 2009
Sandison E. Weil

By: /s/ Debra DiMaria	Chief Financial and Accounting Officer	October 23, 2009
Debra DiMaria

By: /s/ Dr. E. Kelly Hyslop	Director	October 23, 2009
Dr. E. Kelly Hyslop

By: /s/ Amit Basak	Director	October 23, 2009
Amit Basak

By: /s/ Stephen Kezirian	Director	October 23, 2009
Stephen Kezirian

By: /s/ George T. Hawes	Director	October 23, 2009
George T. Hawes

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